UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2017

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

Voyager Therapeutics, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 19, 2017. As of April 19, 2017, the record date for the Annual Meeting, there were 26,851,607 outstanding shares of the Company’s common stock. The Company’s shareholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 25, 2017: (i) to elect Steven Hyman, M.D. and James A. Geraghty as Class II directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of shareholders in 2020 and until their successors have been duly elected and qualified, subject to their earlier resignation or removal (“Proposal 1”) and (ii) to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Proposal 2”).

The Company’s shareholders approved the Class II director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s shareholders voted for Class II directors as follows:

Class II Director Nominee	For	Against	Abstain	Broker Non-Votes
Steven Hyman, M.D.	20,260,168	2,131,738	2,846	2,713,304
James A. Geraghty	20,239,812	2,152,094	2,846	2,713,304

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

4,974,476
For	Against	Abstain
25,089,857	1,746	16,453

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2017	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Steven M. Paul
Steven M. Paul, M.D.
Chief Executive Officer and President